Exhibit 99.1


                  Conn's, Inc. Reports Earnings for the Quarter
                     and Nine Months Ended October 31, 2006


     BEAUMONT, Texas--(BUSINESS WIRE)--Nov. 30, 2006--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, computers, mattresses, furniture and lawn and garden products, today announced earnings results for the quarter and nine months ended October 31, 2006.

     Net income for the third fiscal quarter decreased 19.2% to $7.2 million compared with $8.9 million for the restated third quarter of last year. Diluted earnings per share available for common stockholders were $0.30 compared with $0.36 for the third quarter of last year after restatement and adoption of FAS123R. Total revenues for the quarter ended October 31, 2006 increased 0.6% to $173.7 million compared with $172.6 million for the quarter ended October 31, 2005. This increase in revenue included increases in "Finance charges and other" of $1.8 million, or 9.1%, and a decrease in net sales of $0.7 million, or 0.4%. Same store sales (revenues earned in stores operated for the entirety of both periods) decreased 3.7% for the third quarter of fiscal 2007. As previously disclosed, the same store sales increase for the quarter ending October 31, 2005 of 23.3% was positively impacted 700 to 900 basis points by hurricanes Katrina and Rita.

     Net income for the nine months ended October 31, 2006 decreased 2.4% to $27.6 million compared with $28.3 million for the restated nine months of the prior year. Diluted earnings per share available for common stockholders were $1.14 compared with $1.18 for the nine months of last year after restatement and adoption of FAS123R. Total revenues for the nine months ended October 31, 2006 increased 10.7% to $548.1 million compared with $495.1 million for the nine months ended October 31, 2005. This increase in revenue included net sales increases of $51.9 million, or 11.9%, and increases in "Finance charges and other" of $1.1 million, or 1.9%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 6.5% for the first nine months of fiscal 2007.

     As previously disclosed, during the third quarter of fiscal 2006 a significant hurricane impacted a portion of the Company's retail market area and its credit collection operations. This resulted in higher delinquencies for receivables in the credit portfolio serviced by the Company. Those delinquencies continue at higher than expected levels and have produced loan losses greater than had been expected before the year began. The losses affect securitization income received from the credit subsidiary of the company and is reflected in the line "Finance charges and other" on the Statement of Operations. Loan losses, which were lower than in the second quarter, are in line with estimates made at the end of the second quarter when the Company recorded an impairment charge for estimated future loan losses and therefore the Company did not find it necessary to record an additional impairment this quarter. More information on the credit portfolio and its performance may be found in a table included with this press release and in the Company's filing with the Securities and Exchange Commission on Form 10-Q which will be filed later today.

     During the fiscal year to date, the Company has opened four new stores, two in its Houston market, one in San Antonio and one in the Dallas/Fort Worth market, bringing the total store count to 60. By the end of January 2007, the Company expects to operate approximately 61 to 62 stores.

     EPS Guidance

     Today, the Company lowered its guidance for its fiscal year 2007 (the year ending January 31, 2007) of earnings per diluted share to a range of $1.55 to $1.65 from a range of $1.60 to $1.75.

     Conference Call Information

     Conn's, Inc. will host a conference call and audio webcast today, November 30, 2006, at 10:00 AM, CST, to discuss financial results for the quarter and nine months ended October 31, 2006. The webcast will be available live at www.conns.com and will be archived for one year. Participants can join the call by dialing (800) 289-0572 or (913) 981-5543.

     About Conn's, Inc.

     The Company is a specialty retailer currently operating 60 retail locations in Texas and Louisiana: twenty stores in the Houston area, thirteen in the Dallas/Fort Worth Metroplex, nine in San Antonio, five in Austin, four in Southeast Texas, one in Corpus Christi, two in South Texas and six stores in Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma, DLP and LCD televisions, camcorders, computers and computer peripherals, DVD players, portable audio and home theater products. The Company also sells lawn and garden products, furniture and mattresses, and continues to introduce additional product categories for the home to help respond to its customers' product needs and to increase same store sales.

     Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. Historically, it has financed, on average, approximately 57% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income. The Company transfers receivables, consisting of retail installment contracts and revolving accounts for credit extended to its customers, to a qualifying special purpose entity in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.

     This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to be correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; delinquency and loss trends in the sold receivables portfolio; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's amended annual report on Form 10-K/A filed September 15, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


                                  Conn's, Inc.
                CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                    (in thousands, except earnings per share)

                         Three Months Ended       Nine Months Ended
                             October 31,             October 31,
                       ----------------------- -----------------------

                          2005        2006        2005        2006
                       ----------- ----------- ----------- -----------

Revenues               As Restated             As Restated
  Total net sales        $153,068    $152,390    $435,851    $487,732
  Finance charges and
   other                   19,521      21,303      59,217      60,353
                       ----------- ----------- ----------- -----------
    Total revenues        172,589     173,693     495,068     548,085

Cost and expenses
  Cost of goods sold,
   including
   warehousing and
   occupancy costs        110,024     110,627     314,520     356,112
  Cost of parts sold,
   including
   warehousing and
   occupancy costs          1,334       1,834       3,795       4,788
  Selling, general and
   administrative
   expense                 47,152      49,701     131,841     144,790
  Provision for bad
   debts                      331         526         662         959
                       ----------- ----------- ----------- -----------

    Total cost and
     expenses             158,841     162,688     450,818     506,649
                       ----------- ----------- ----------- -----------

Operating income           13,748      11,005      44,250      41,436
Interest (income)
 expense, net                  74        (141)        488        (512)
Other (income) expense,
 net                          (27)        (19)          7        (773)
                       ----------- ----------- ----------- -----------

Income before income
 taxes                     13,701      11,165      43,755      42,721

Total provision for
 income taxes               4,846       4,011      15,439      15,074
                       ----------- ----------- ----------- -----------

Net income                 $8,855      $7,154     $28,316     $27,647
                       =========== =========== =========== ===========

Earnings per share
  Basic                     $0.38       $0.30       $1.21       $1.17
  Diluted                   $0.36       $0.30       $1.18       $1.14
Average common shares
 outstanding
  Basic                    23,458      23,698      23,378      23,658
  Diluted                  24,265      24,165      24,020      24,318



                                  Conn's, Inc.
                     CONDENSED, CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                               January 31, October 31,
                                                  2006        2006
                                               ----------- -----------

                    Assets                     As Restated
Current assets
   Cash and cash equivalents                      $45,176     $44,127
   Interests in securitized assets and accounts
    receivable, net                               162,824     153,674
   Inventories                                     73,987      77,224
   Prepaid expenses and other assets                4,004       5,626
                                               ----------- -----------
      Total current assets                        285,991     280,651
Non-current deferred income tax asset               1,561       2,016
Total property and equipment, net                  54,826      59,716
Goodwill and other assets, net                      9,877       9,838
                                               ----------- -----------
       Total assets                              $352,255    $352,221
                                               =========== ===========
     Liabilities and Stockholders' Equity
Current Liabilities
   Notes payable                                       $-          $-
   Current portion of long-term debt                  136          83
   Accounts payable                                40,920      32,286
   Accrued compensation and related expenses       18,847       7,519
   Accrued expenses                                17,380      20,316
   Other current liabilities                       18,635       9,999
                                               ----------- -----------
      Total current liabilities                    95,918      70,203
Long-term debt                                          -         116
Deferred gain on sale of property                     476         351
Total stockholders' equity                        255,861     281,551
                                               ----------- -----------
         Total liabilities and stockholders'
          equity                                 $352,255    $352,221
                                               =========== ===========



                                  Conn's, Inc.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                  Nine Months Ended
                                                     October 31,
                                               -----------------------
                                                  2005        2006
                                               ----------- -----------
                                               As Restated
Net cash provided by operating activities         $51,829     $11,090

Cash flows from investing activities
  Purchase of property and equipment              (14,107)    (15,681)
  Proceeds from sale of property                       22       2,272
                                               ----------- -----------
Net cash used in investing activities             (14,085)    (13,409)
Cash flows from financing activities
  Net borrowings (payments) under bank credit
   facilities                                     (10,500)          -
  Purchase of treasury stock                            -        (684)
  Proceeds from stock issued under employee
   benefit plans                                    2,022       1,695
  Excess tax benefits from stock-based
   compensation                                        23         196
  Increase in debt issuance costs                    (130)          -
  Borrowings on promissory notes                        -         208
  Payment of promissory notes                         (21)       (145)
                                               ----------- -----------
Net cash provided by (used in) financing
 activities                                        (8,606)      1,270
                                               ----------- -----------
Net change in cash                                 29,138      (1,049)
Cash and cash equivalents
  Beginning of the year                             7,027      45,176
                                               ----------- -----------
  End of period                                   $36,165     $44,127
                                               =========== ===========



                     CALCULATION OF GROSS MARGIN PERCENTAGE
                             (dollars in thousands)

                               Three Months Ended   Nine Months Ended
                                   October 31,         October 31,
                               ------------------- -------------------

                                 2005      2006      2005      2006
                               --------- --------- --------- ---------

A  Product sales               $140,405  $139,594  $398,547  $448,750
B  Service maintenance
    agreement commissions, net    7,506     6,845    22,238    21,875
C  Service revenues               5,157     5,951    15,066    17,107
                               --------- --------- --------- ---------
D  Total net sales              153,068   152,390   435,851   487,732
E  Finance charges and other     19,521    21,303    59,217    60,353
                               --------- --------- --------- ---------
F    Total revenues             172,589   173,693   495,068   548,085
G  Cost of goods sold,
    including warehousing and
    occupancy cost             (110,024) (110,627) (314,520) (356,112)
H  Cost of parts sold,
    including warehousing and
    occupancy cost               (1,334)   (1,834)   (3,795)   (4,788)
                               --------- --------- --------- ---------
I    Gross margin dollars
      (F+G+H)                   $61,231   $61,232  $176,753  $187,185
                               ========= ========= ========= =========

   Gross margin percentage
    (I/F)                          35.5%     35.3%     35.7%     34.2%

J  Product margin dollars (A+G) $30,381   $28,967   $84,027   $92,638
K  Product margin percentage
    (J/A)                          21.6%     20.8%     21.1%     20.6%



                              PORTFOLIO STATISTICS
              For the periods ended January 31, 2004, 2005 and 2006
                          and October 31, 2005 and 2006
     (dollars in thousands, except average outstanding balance per account)

                              January 31,              October 31,
                     ----------------------------- -------------------
                       2004      2005      2006      2005      2006
                     --------- --------- --------- --------- ---------

Total accounts        299,717   350,251   415,338   396,506   433,719
Total outstanding
 balance             $349,470  $428,700  $519,721  $490,597  $535,688
Average outstanding
 balance per account   $1,166    $1,224    $1,251    $1,237    $1,235
60 day delinquency    $18,267   $23,143   $35,537   $33,399   $37,800
Percent delinquency       5.2%      5.4%      6.8%      6.8%      7.1%
Charge-off ratio,
 annualized               2.9%      2.4%      2.6%      2.4%      3.4%



    CONTACT: Conn's, Inc., Beaumont
             Thomas J. Frank, 409-832-1696 Ext. 3218
             Chairman and CEO